Black Diamond Reports Second Quarter 2012 Financial Results

Sales Up 13% to $31.9 Million

2012 Full Year Sales Guidance Revised Upward to $173 - $178 Million

SALT LAKE CITY, Utah – (August 6, 2012) – Black Diamond, Inc. (NASDAQ: BDE) (the “Company” or “Black Diamond”), a leading global provider of outdoor recreation equipment and active lifestyle products, reported financial results for the second quarter ended June 30, 2012.

Second Quarter 2012 Highlights:

▪	Sales up 13% to $31.9 million versus Q2 2011;
▪	Gross margin improved 20 basis points to 39.1% from 38.9% in Q2 2011;
▪	Adjusted EBITDA totaled $0.6 million; and
▪	Agreed to acquire POC Sweden AB (“POC”), a developer of protective gear for action sports athletes.

Second Quarter 2012 Financial Results

Total sales in the second quarter of 2012 increased 13% to $31.9 million, compared to $28.3 million in the second quarter of 2011. The growth in sales was attributed to a number of new and existing climb and mountain products sold during the period.

Gross margin in the second quarter of 2012 increased to 39.1%, compared to 38.9% in the year-ago quarter. The 20 basis point increase in gross margin was due to a favorable mix in higher margin products and channel distribution, which augmented margins over the year-ago quarter.

Net loss in the second quarter of 2012 was $1.9 million or $(0.06) per share, compared to a net loss of $0.8 million or $(0.04) per share in the year-ago quarter. Net loss in the second quarter of 2012 included $0.5 million of non-cash items and $1.1 million in transaction-related costs, compared to $2.1 million of non-cash items in the year-ago quarter. Excluding these items, adjusted net loss before non-cash items in the second quarter of 2012 was $0.3 million or $(0.01) per share, compared to adjusted net income before non-cash items of $1.3 million or $0.06 per diluted share in the second quarter of 2011.

Adjusted EBITDA (earnings before interest, taxes, other income, depreciation, amortization, non-cash equity compensation and transaction costs) in the second quarter of 2012 was $0.6 million, compared to $1.1 million in the year-ago quarter. Adjusted EBITDA in the second quarter of 2012 excluded $0.4 million of non-cash equity compensation and $1.1 million in transaction costs.

At June 30, 2012, cash and cash equivalents totaled $43.4 million, compared to $2.4 million at December 31, 2011. The increase in cash was primarily attributable to the Company’s public equity offering completed on February 22, 2012 that resulted in net proceeds of $63.4 million. Total long-term debt including the current portion of long-term debt, was $17.7 million at June 30, 2012, which included $2.2 million outstanding on the Company’s $35.0 million line of credit, leaving $32.8 million available capacity less outstanding letters of credit.

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On July 2, 2012, the Company completed the acquisition of POC for a total consideration valued at 311.3 million Swedish kronor (SEK) or approximately $44.9 million. This was comprised of 460,065 shares of Black Diamond common stock and approximately $40.6 million in cash based upon the SEK/USD ($) exchange rate as of the closing date.

Management Commentary

“The first half of the year represents our spring/summer product season, and compared to last year, sales were up 16% to $78.3 million,” said Peter Metcalf, president and CEO of Black Diamond. “This healthy, double-digit sales growth squarely met the high-end of our seasonal guidance, and we attribute this to strong demand for our diverse collection of lifestyle-defining products, our global distribution capabilities and our continued, steady focus on sales and marketing.

“To build upon our diversity, we acquired POC which is widely regarded as one of the most innovative, fastest-growing, and hottest brands in action sports protective gear today. In addition to numerous operational synergies with our Black Diamond global operating platform, we believe that POC’s alpine and free-ride ski, as well as mountain and road bike products add to our product diversity and expand the breadth of our multi-seasonal offerings. We are especially excited about our plans to adopt their paradigm-changing innovations in helmet design and safety.

“As we now enter our fall/winter season, we plan to continue reinvesting in Black Diamond as a growing, powerful platform in the outdoor and action sport equipment industry. Among several important strategic initiatives, our expected fall 2013 apparel line launch remains on track. In fact, we have issued purchase orders for sales samples to be assembled, identified key launch dates with our retail partners, and are planning a series of sales and marketing events through the end of the year.

“As we diligently move forward with the POC integration, we have not lost sight of our acquisition strategy and remain enthusiastic about our pipeline of potential opportunities. We are confident in our plan to drive shareholder value and advance Black Diamond as one of the most respected and leading active outdoor equipment companies in the world, while we continue to lead the fight for conservation and access to our public lands.”

2012 Outlook Update

Black Diamond has increased its fiscal year 2012 guidance and now expects total sales to range between $173.0 - $178.0 million, which includes anticipated POC sales from July 2, 2012 but does not include new category launches or the impact from potential additional strategic acquisitions. Although the Company expects POC to have a positive net impact on its overall gross margins going forward, due to a one-time step-up in the fair value of inventory as a result of purchase accounting, the Company’s estimated cost of goods sold needs to reflect the additional cost that will run through the income statement during the remainder of 2012. As a result, Black Diamond is expecting gross margin for fiscal year 2012 to be approximately 37.8%.

Net Operating Loss (NOL)

The Company estimates that it has available net operating loss (“NOL”) carryforwards for U.S. federal income tax purposes of approximately $217.1 million. The Company’s common stock is subject to a Rights Agreement dated February 7, 2008, intended to assist in limiting the number of 5% or more owners and thus reduce the risk of a possible “change of ownership” under Section 382 of the Code. Any such “change of ownership” under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. There is no guaranty, however, that the Rights Agreement will achieve the objective of preserving the value of the NOLs.

Conference Call

Black Diamond will hold a conference call today at 4:30 p.m. Eastern time to discuss its second quarter 2012 results. The Company’s President and CEO Peter Metcalf and CFO Robert Peay will host the conference call, followed by a question and answer period.

Date: Monday, August 6, 2012

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Dial-In Number: 1-877-941-8416

International: 1-480-629-9808

Conference ID#: 4553785

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=101156 and via the investor relations section at www.blackdiamond-inc.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day and until August 20, 2012.

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay pin number: 4553785

About Black Diamond, Inc.

Black Diamond, Inc. is a global leader in the design, manufacturing and marketing of innovative active outdoor performance products for climbing, mountaineering, backpacking, skiing, cycling and other outdoor recreation activities for a wide range of year-round use. The Company's principal brands, Black Diamond®, Gregory™ and POC™, are iconic in the active outdoor industry and linked intrinsically with the modern history of these sports. Black Diamond is synonymous with performance, innovation, durability and safety that the outdoor and action sport communities rely on and embrace in their active lifestyle. Headquartered in Salt Lake City at the base of the Wasatch Mountains, the Company's products are created and tested on some of the best alpine peaks, slopes, crags, roads and trails in the world. These close connections to the Black Diamond lifestyle enhance the authenticity of the Company's brands, inspire product innovation and strengthen customer loyalty. The Company's products are sold by leading specialty retailers in the U.S. and 50 countries around the world. For additional information, please visit the Company's websites at www.blackdiamond-inc.com, www.blackdiamondequipment.com, www.gregorypacks.com or www.pocsports.com.

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Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release contains the non-GAAP measures: (i) net income before non-cash items and related earnings per diluted share, and adjusted net income before non-cash items and related earnings per diluted share, and (ii) earnings before interest, taxes, other income, depreciation and amortization (“EBITDA”) and adjusted EBITDA. The Company also believes that presentation of certain non-GAAP measures, i.e.: (i) net income before non-cash items and related earnings per diluted share, and adjusted net income before non-cash items and related earnings per diluted share, and (ii) EBITDA and adjusted EBITDA, provide useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides, to the nearest GAAP measures, a better baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures in the financial tables within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the overall level of consumer spending on our products; general economic conditions and other factors affecting consumer confidence; disruption and volatility in the global capital and credit markets; the financial strength of the Company's customers; the Company's ability to implement its growth strategy; the Company's ability to successfully integrate and grow acquisitions; the Company's ability to maintain the strength and security of its information technology systems; stability of the Company's manufacturing facilities and foreign suppliers; the Company's ability to protect trademarks and other intellectual property rights; fluctuations in the price, availability and quality of raw materials and contracted products; foreign currency fluctuations; our ability to utilize our net operating loss carryforwards; and legal, regulatory, political and economic risks in international markets. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

BLACK DIAMOND, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	June 30, 2012	December 31, 2011
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$43,423	$2,400
Accounts receivable, less allowance for doubtful
accounts of $472 and $326, respectively	19,676	22,718
Inventories	53,039	47,137
Prepaid and other current assets	2,301	2,472
Income tax receivable	324	-
Deferred income taxes	2,270	2,270
Total Current Assets	121,033	76,997

Property and equipment, net	15,182	14,019
Definite lived intangible assets, net	15,443	16,108
Indefinite lived intangible assets	32,650	32,650
Goodwill	38,226	38,226
Deferred income taxes	47,707	48,429
Other long-term assets	1,228	1,298
TOTAL ASSETS	$271,469	$227,727

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued liabilities	$16,284	$16,090
Income tax payable	-	254
Current portion of long-term debt	54	673
Total Current Liabilities	16,338	17,017

Long-term debt	17,659	37,397
Other long-term liabilities	1,115	1,139
TOTAL LIABILITIES	35,112	55,553

Stockholders' Equity
Preferred stock, $.0001 par value; 5,000
shares authorized; none issued	-	-
Common stock, $.0001 par value; 100,000 shares authorized;
30,946 and 21,839 issued and 30,871 and 21,764 outstanding	3	2
Additional paid in capital	466,512	402,716
Accumulated deficit	(232,604)	(233,286)
Treasury stock, at cost	(2)	(2)
Accumulated other comprehensive income	2,448	2,744
TOTAL STOCKHOLDERS' EQUITY	236,357	172,174
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$271,469	$227,727

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BLACK DIAMOND, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	THREE MONTHS ENDED
	June 30, 2012	June 30, 2011

Sales
Domestic sales	$15,626	$12,972
International sales	16,289	15,366
Total sales	31,915	28,338

Cost of goods sold	19,449	17,303
Gross profit	12,466	11,035

Operating expenses
Selling, general and administrative	13,319	11,931
Transaction costs	1,138	-

Total operating expenses	14,457	11,931

Operating loss	(1,991)	(896)

Other (expense) income
Interest expense	(604)	(709)
Interest income	22	16
Other, net	(195)	429

Total other expense, net	(777)	(264)

Loss before income tax	(2,768)	(1,160)
Income tax benefit	(860)	(349)
Net loss	$(1,908)	$(811)

Loss per share:
Basic	$(0.06)	$(0.04)
Diluted	(0.06)	(0.04)

Weighted average shares outstanding:
Basic	30,814	21,838
Diluted	30,814	21,838

BLACK DIAMOND, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	SIX MONTHS ENDED
	June 30, 2012	June 30, 2011

Sales
Domestic sales	$34,441	$28,802
International sales	43,893	38,594
Total sales	78,334	67,396

Cost of goods sold	47,252	41,290
Gross profit	31,082	26,106

Operating expenses
Selling, general and administrative	27,094	24,260
Restructuring charge	-	774
Transaction costs	1,250	-

Total operating expenses	28,344	25,034

Operating income	2,738	1,072

Other (expense) income
Interest expense	(1,346)	(1,437)
Interest income	34	26
Other, net	95	847

Total other expense, net	(1,217)	(564)

Income before income tax	1,521	508
Income tax expense	839	151
Net income	$682	$357

Earnings per share:
Basic	$0.02	$0.02
Diluted	0.02	0.02

Weighted average shares outstanding:
Basic	28,246	21,835
Diluted	28,581	22,000

BLACK DIAMOND, INC.
RECONCILIATION FROM NET LOSS TO NET (LOSS) INCOME BEFORE NON-CASH ITEMS, ADJUSTED
NET (LOSS) INCOME BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER SHARE
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	THREE MONTHS ENDED
		Per Diluted		Per Diluted
	June 30, 2012	Share	June 30, 2011	Share

Net loss	$(1,908)	$(0.06)	$(811)	$(0.04)

Amortization of intangibles	333	0.01	333	0.02
Depreciation	757	0.02	724	0.03
Accretion of note discount	254	0.01	257	0.01
Non-cash equity compensation	384	0.01	963	0.04
Income tax benefit	(860)	(0.03)	(349)	(0.02)
Cash (paid) received for income taxes	(353)	(0.01)	146	0.01

Net (loss) income before non-cash items	$(1,393)	$(0.05)	$1,263	$0.06

Transaction costs	1,138	0.04	-	-
State cash taxes on adjustments	(57)	(0.00)	-	-
AMT cash taxes on adjustments	(22)	(0.00)	-	-

Adjusted net (loss) income before non-cash items	$(334)	$(0.01)	$1,263	$0.06

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BLACK DIAMOND, INC.
RECONCILIATION FROM NET INCOME TO NET INCOME BEFORE NON-CASH ITEMS, ADJUSTED
NET INCOME BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER SHARE
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	SIX MONTHS ENDED
		Per Diluted		Per Diluted
	June 30, 2012	Share	June 30, 2011	Share

Net income	$682	$0.02	$357	$0.02

Amortization of intangibles	665	0.02	665	0.03
Depreciation	1,528	0.05	1,331	0.06
Accretion of note discount	500	0.02	524	0.02
Non-cash equity compensation	788	0.03	1,862	0.08
Income tax provision	839	0.03	151	0.01
Cash (paid) received for income taxes	(639)	(0.02)	50	0.00

Net income before non-cash items	$4,363	$0.15	$4,940	$0.22

Restructuring charge	-	-	774	0.04
Transaction costs	1,250	0.04	-	-
State cash taxes on adjustments	(63)	(0.00)	(39)	(0.00)
AMT cash taxes on adjustments	(24)	(0.00)	(15)	(0.00)

Adjusted net income before non-cash items	$5,526	$0.19	$5,660	$0.26

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BLACK DIAMOND, INC.
RECONCILIATION FROM NET LOSS TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND
AMORTIZATION (EBITDA), AND ADJUSTED EBITDA
(IN THOUSANDS)

	THREE MONTHS ENDED
	June 30, 2012	June 30, 2011

Net loss	$(1,908)	$(811)

Income tax benefit	(860)	(349)
Other, net	195	(429)
Interest income	(22)	(16)
Interest expense	604	709

Operating loss	(1,991)	(896)

Depreciation	757	724
Amortization of intangibles	333	333

EBITDA	$(901)	$161

Transaction costs	1,138	-
Non-cash equity compensation	384	963

Adjusted EBITDA	$621	$1,124

BLACK DIAMOND, INC.
RECONCILIATION FROM NET INCOME TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND
AMORTIZATION (EBITDA), AND ADJUSTED EBITDA
(IN THOUSANDS)

	SIX MONTHS ENDED
	June 30, 2012	June 30, 2011

Net income	$682	$357

Income tax provision	839	151
Other, net	(95)	(847)
Interest income	(34)	(26)
Interest expense	1,346	1,437

Operating income	2,738	1,072

Depreciation	1,528	1,331
Amortization of intangibles	665	665

EBITDA	$4,931	$3,068

Restructuring charge	-	774
Transaction costs	1,250	-
Non-cash equity compensation	788	1,862

Adjusted EBITDA	$6,969	$5,704

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Company Contact:

Warren B. Kanders

Executive Chairman

Tel 1-203-428-2000

warren.kanders@bdel.com

or

Peter Metcalf

Chief Executive Officer

Tel 1-801-278-5552

peter.metcalf@bdel.com

Investor Relations:

Liolios Group, Inc.

Scott Liolios or Cody Slach

Tel 1-949-574-3860

BDE@liolios.com

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